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                                                                     EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               SAGE-DELAWARE, INC.

        Sage-Delaware, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

        1. That the name of the corporation is Sage-Delaware, Inc. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 22, 1998.

        2. That by written consent of the Board of Directors of the Corporation, filed with the minutes of the Corporation, resolutions were duly adopted setting forth the proposed amendment and restatement of the Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable. The resolution setting forth the proposed amendment and restatement is as follows:

                RESOLVED, that the Certificate of Incorporation be, and hereby is, amended and restated in its entirety to read as set forth attached hereto.

        3. That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has cause this Restated Certificate of Incorporation to be signed as of this 7th day of May, 1999.

                                       SAGE-DELAWARE, INC.



                                       /s/ Chandrashekar M. Reddy
                                       Name:   Chandrashekar M. Reddy
                                       Title: President


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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               SAGE-DELAWARE, INC.

                                   ARTICLE I

        (A) The name of this corporation is Sage-Delaware, Inc. (the "Corporation").

        (B) The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        (C) Subject to Article VI, the Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to make, alter, or repeal the bylaws of the Corporation.

        (D) Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware General Corporation Law ("DGCL") or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        (E) The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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                                   ARTICLE II

        The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                  ARTICLE III

        (A) AUTHORIZED STOCK. The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock", and each class shall have a par value of $0.01 per share. The total number of shares which the corporation is authorized to issue is thirty-three million (33,000,000) shares. The total number of shares of Common Stock authorized is twenty-three million (23,000,000) shares. The total number of shares of Preferred Stock authorized is ten million (10,000,000) shares.

        (B) SERIES A, SERIES B, SERIES C, SERIES D AND SERIES E PREFERRED STOCK. The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The rights, preferences, privileges and restrictions granted to or imposed upon the first of such series, designated "Series A Preferred Stock," of which the Corporation is authorized to issue 2,660,000 shares; the second of such series, designated "Series B Preferred Stock," of which the Corporation is authorized to issue 250,000 shares; the third of such series, designated "Series C Preferred Stock," of which the Corporation is authorized to issue 177,700 shares; the fourth of such series, designated "Series D Preferred Stock," of which the Corporation is authorized to issue 5,168,164 shares; and the five of such series, designated "Series E Preferred Stock," of which the Corporation is authorized to issue 1,500,000 shares, are set forth in Article IV below.

        (C)     ADDITIONAL SERIES. Subject to the restrictions set forth in
Article IV below, any shares of Preferred Stock, other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, may be issued from time to time in one or more series. The Board of Directors is authorized to determine the designation and the number of shares of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including, without limitation, the dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


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                                   ARTICLE IV

        The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of Common Stock or Preferred Stock or holders thereof are as follows:

        (A)     DIVIDENDS.

                (i) Dividends will be paid if and when declared by the Board of Directors, in its sole discretion. The holders of outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (as a single class) shall be entitled to receive dividends, if, when and as declared by the Board of Directors, out of assets of the Corporation pursuant to the provisions of Chapter 5 of the DGCL, in cash at the rate of $0.02 per share of Series A Preferred Stock per annum, $0.16 per share of Series B Preferred Stock per annum, $0.18 per share of Series C Preferred Stock per annum, $0.10 per share of Series D Preferred Stock per annum and $0.16 per share of Series E Preferred Stock per annum (as appropriately adjusted for any stock dividends, stock splits, recapitalizations and the like), payable prior and in preference to any declaration or payment of any Distribution (as defined below) on the Common Stock. Subject to subsection (H) below, Distributions may be declared and paid upon shares of Common Stock in any fiscal year of the Corporation only if dividends shall have been paid to, or declared and set apart for, all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in the preference amounts stated above. The right to such dividends on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock by reason of the Board of Director's failure to declare dividends on said shares in any prior year, nor shall any undeclared or unpaid dividends bear or accrue interest.

                (ii) For purposes of this subsection (A), unless the context otherwise requires, "Distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in stock, or the purchase or redemption of shares of capital stock of the Corporation (other than repurchases of Common Stock held by employees of the Corporation upon termination of their employment pursuant to agreements providing for such repurchases, subject to the provisions of subsection (H)) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation, if any.

                (iii) Each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be deemed to have consented to Distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by certain employees upon termination of their employment pursuant to agreements providing for such repurchase.


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        (B)     LIQUIDATION.

                (i) PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of holders of any other series of Preferred Stock which may be issued by the Corporation from time to time, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding (the "Preferred Stock") shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) $0.188 per share for each share of Series A Preferred Stock then held by them, (ii) $2.00 per share for each share of Series B Preferred Stock then held by them, (iii) $2.25 per share for each share of Series C Preferred Stock then held by them, (iv) $1.287 per share for each share of Series D Preferred Stock then held by them and (v) $2.00 per share for each share of Series E Preferred Stock then held by them (in each case, as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares), plus declared but unpaid dividends thereon to the date fixed for distribution of assets (respectively, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock "Liquidation Preference Amount"). If, upon the occurrence of such event, the assets of the Corporation available for such distribution shall be insufficient to permit the payment to the holders of the Preferred Stock the full amount to which they should be entitled, the holders of the Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

                (ii) REMAINING ASSETS. Upon the completion of the distribution of the Liquidation Preference Amounts and any other distribution that may be required with respect to any series of Preferred Stock that may from time to time come into existence, the remaining assets of the Corporation legally available for distribution to stockholders shall be distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock to Common Stock) until the holders of the Series A Preferred Stock shall have received an aggregate of $0.564 per share, the holders of the Series B Preferred Stock shall have received an aggregate of $6.00 per share, the holders of the Series C Preferred Stock shall have received an aggregate of $6.75 per share, the holders of the Series D Preferred Stock shall have received an aggregate of $3.871 per share and the holder of the Series E Preferred Stock shall have received an aggregate of $6.00 per share (in each case, including amounts paid pursuant to subsection B(i) above, and with the holders of the relevant series of Preferred Stock no longer receiving any proceeds when the relevant dollar amount limitation has been distributed with respect to that series); thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock of the Corporation shall receive all of the


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remaining assets of the Corporation pro rata based on the number of shares of
Common Stock held by each.

                (iii)   CERTAIN ACQUISITIONS.

                        (a)     DEEMED LIQUIDATION. For purposes of this Section
(B), a liquidation, dissolution or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of; provided, however, that this Section (B)(iii)(a) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation.

                        (b) VALUATION OF CONSIDERATION. In the event of a deemed liquidation as described in Section (B)(iii)(a) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                (1)     Securities not subject to investment
letter or other similar restrictions on free marketability:

                                        (I)     If traded on a securities
exchange or The Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three days prior to the closing;

                                        (II)    If actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the 30-day period ending three days prior to the closing; and

                                        (III)   If there is no active public
market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                                (2)     The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section (B)(iii)(b)(1) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                        (c) NOTICE OF TRANSACTION. The Corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock written notice of such impending transaction not later than 10 days prior to the shareholders' meeting called to


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approve such transaction, or 10 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section (B)(iii), and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 10 days after the Corporation has given the first notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                        (d) EFFECT OF NONCOMPLIANCE. In the event the requirements of this Section (B)(iii) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such time as the requirements of this Section (B)(iii) have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section (B)(iii)(c) hereof.

        (C) CONVERSION RIGHTS. The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to conversion into Common Stock upon the following terms and conditions:

                (i) CONVERSION AT ELECTION OF HOLDER. The shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock held by any holder may be converted into Common Stock as set forth herein, at the option of the holder and at any time.

                (ii) AUTOMATIC CONVERSION. Each share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into that number of fully paid and nonassessable shares of the Common Stock determined pursuant to Section (C)(iii)(b) below immediately upon the occurrence of the earlier of the following events:

                        (a) The closing of a firm commitment underwritten public offering of shares of the Common Stock solely for cash pursuant to an effective registration statement filed with the Securities and Exchange Commission (other than in a registration effected solely to implement any employee benefit plan) with aggregate gross proceeds to the Corporation of at least $7,500,000 and with a per share public offering price of at least $5.00 (subject to adjustment for stock splits, etc.); or


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                        (b)     Upon closing of a firm commitment underwritten
offering of shares of the Common Stock solely for cash pursuant to an effective registration statement filed with the Securities and Exchange Commission (other than in a registration effected solely to implement any employee benefit plan) with aggregate gross proceeds to the Company of at least $7,500,000 and the written consent of the holders of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting as a single class.

                (iii)   MECHANICS OF CONVERSION.

                        (a) VOLUNTARY CONVERSION. As a condition to any conversion of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, pursuant to Section (C)(i) above, the holder of the shares to be converted shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for such stock, and shall deliver a written notice to the Secretary of the Corporation at the Corporation's principal office stating the number of such shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, to be converted. Promptly thereafter, the Corporation shall issue and deliver to such holder a certificate for the number of shares of the Common Stock to which such holder shall be thereby entitled. In addition, if less than all the shares represented by such certificate(s) are surrendered for conversion, the Corporation shall issue and deliver to such holder a new certificate for the balance of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, not so converted. The effective date of such conversion shall be the close of business on the later of the date on which a proper notice is received by the Secretary of the Corporation or the date the duly endorsed certificate(s) is (are) received by the Corporation or the transfer agent, and the person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares on such effective date.

                        (b) AUTOMATIC CONVERSION. In the case of conversion pursuant to Section (C)(ii) above, every outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be converted automatically without any further action by the holder of such share and whether or not the certificate representing such share shall be surrendered to the Corporation or the transfer agent for such stock; provided, however, that the Corporation shall not be obligated to issue a certificate evidencing the shares of the Common Stock issuable upon such conversion unless the certificate evidencing such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable, shall be surrendered at the principal office of the Corporation or at the principal office of such transfer agent. Upon such surrender, the Corporation shall promptly issue and deliver to such holder a certificate for the number of shares of the Common Stock to which such holder shall be thereby entitled. The effective date of such conversion shall be the close of business on


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the date of the occurrence of the event described in Section (C)(ii)(a) or
Section (C)(ii)(b) above. The person or persons entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares on such effective date.

                (iv) CONVERSION PRICE. Each share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to be converted into shares of Common Stock shall be converted into that number of fully paid and nonassessable shares of Common Stock determined by dividing $0.188 in the case of Series A Preferred Stock, $2.00 in the case of Series B Preferred Stock, $2.25 in the case of Series C Preferred Stock, $1.287 in the case of Series D Preferred Stock and $2.00 in the case of Series E Preferred Stock by the conversion price(the "Conversion Price") in effect as of the effective date of such conversion, which shall be the initial Conversion Price as adjusted pursuant to the provisions of Section (D) below. The initial Conversion Price shall be $0.188 in the case of the Series A Preferred Stock and $1.287 in the case of the Series B Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock, and $2.00 in the case of the Series E Preferred Stock.

        (D) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price of the Preferred Stock in effect shall be subject to adjustment from time to time as follows:

                (i) STOCK SPLITS, DIVIDENDS AND COMBINATIONS. If the Corporation shall at any time subdivide the outstanding shares of Common Stock or make a distribution of stock on its outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision of such distribution shall be proportionately decreased and, in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price (of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock ) in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

                (ii) RECLASSIFICATION AND REORGANIZATION. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in subsection (D)(i) above or a merger or other reorganization referred to in subsection (D)(i) above), the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the


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number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

        (E)     ADJUSTMENTS TO CONVERSION PRICE FOR CERTAIN ISSUES.

                (i)     SPECIAL DEFINITIONS. For purposes of this Section (E) of
Article IV, the following definitions apply:

                        "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock, Nonconvertible Preferred Stock (as defined below) or Convertible Securities (as defined below).

                        "Original Issue Date" shall mean the first date on which a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as the case may be, was issued.

                        "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) or other securities convertible into or exchangeable for Common Stock or Nonconvertible Preferred Stock.

                        "Additional Shares of Common Stock" shall mean all shares of Common Stock and Nonconvertible Preferred Stock issued (or, pursuant to Section (E)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable: (a) upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock;
(b) as a dividend or distribution on Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock; (c) to officers, employees and consultants of the Corporation pursuant to stock purchase or stock option agreements or plans approved by the Board of Directors of the Corporation, provided that the aggregate number of shares excluded from the definition of Additional Shares of Common Stock by reason of this subparagraph (c) shall not exceed 4,072,960; and (d) to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions.

                        "Nonconvertible Preferred Stock" shall mean Preferred Stock that is not convertible into Common Stock.

                (ii) NO ADJUSTMENT OF CONVERSION PRICE. Any provision herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the aggregate consideration for all the Additional Shares of Common Stock so issued, or deemed to be issued, is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

                (iii) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Original Issue Date shall


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issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock or Nonconvertible Preferred Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (a) no further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock or Nonconvertible Preferred Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock or Nonconvertible Preferred Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock);

                        (c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                (1)     in the case of Convertible Securities or
Options for Common Stock or Nonconvertible Preferred Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock or Nonconvertible Preferred Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                                (2)     in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (d)     no readjustment pursuant to subsections (b) or
(c) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date, or (2) the Conversion Price on the original adjustment date; and

                        (e) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in subsection (c) above.

                (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event this Corporation, at any time after the Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section (E)(iii) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in each such event, the Conversion Price then in effect shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A Preferred Stock, Series B Preferred

Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Convertible Securities or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Conversion Price resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

                (v) DETERMINATION OF CONSIDERATION. For purposes of this Section (E), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                        (a)     CASH AND PROPERTY. Such consideration shall:

                                (1)     insofar as it consists of cash, be
computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                (2)     insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                (3)     in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                        (b) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section (E)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                                (1)     the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by:

                                (2)     the maximum number of shares of Common
Stock or Nonconvertible Preferred Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

        (F) NOTICES. Any notice required by the provisions of this Certificate of Incorporation to be given to holders of shares of the Series A Preferred Stock, Series B

Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be deemed given when mailed by certified mail, return receipt requested, postage prepaid, addressed to such holder at the address last appearing on the books of the Corporation for such holder or given by such holder to the Corporation for the purpose of notice, or if no such address appears or is so given, at the principal office of the Corporation, or upon personal delivery to the aforementioned address.

        (G) VOTING RIGHTS. Except as otherwise required under applicable law or as set forth herein, the shares of Preferred Stock shall be voted with the shares of Common Stock at any annual or special meeting of stockholders of the Corporation, or may act by written consent in the same manner as the Common Stock, upon the following basis: each holder of shares of the Preferred Stock shall be entitled to such number of votes for the Preferred Stock held by it on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the largest number of whole shares of the Common Stock into which all of its shares of Preferred Stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

        (H)     PROTECTIVE PROVISIONS.

                (i) SERIES A, B AND C PREFERRED STOCK. So long as any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class:

                        (a) Alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so as to affect adversely such shares; or

                        (b) Create any new class or series of stock having rights, preferences or privileges prior to the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

                (ii) SERIES D AND E PREFERRED STOCK. So long as any shares of Series D Preferred Stock or Series E Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock or Series E Preferred Stock, as the case may be:

                        (a) Alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock or Series E Preferred Stock, as the case may be, so as to affect adversely such shares;

                        (b) Create any new class or series of stock having rights, preferences or privileges prior to the Series D Preferred Stock or Series E Preferred Stock, as the case may be;

                        (c) increase or decrease the number of authorized shares of Series D Preferred Stock or Series E Preferred Stock, as the case may be;

                        (d) effect a liquidation, dissolution or winding up of the Corporation in which the Corporation sells, conveys, or otherwise disposes of all or substantially all of its property or business or merges into or consolidates with any other corporation (other than a wholly-owned subsidiary corporation), except a merger effected exclusively for the purpose of changing the domicile of the Corporation or a merger or sale of assets in which the aggregate consideration exceeds $75 million;

                        (e) redeem shares of capital stock (excluding Common Stock repurchased upon termination of an officer, employee or director or consultant pursuant to a restricted stock purchase agreement);

                        (f) reclassify or recapitalize any of the Company's outstanding capital stock.

                (iii) SERIES A, B, C, D AND E PREFERRED STOCK. So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class, amend its Certificate of Incorporation or Bylaws.

                (iv) STATUS OF CONVERTED STOCK. In the event any shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be converted pursuant to Section (C) above, the shares so converted shall be canceled and shall revert to the Corporation's authorized but unissued Preferred Stock.

                                   ARTICLE V

        The Corporation is to have perpetual existence.

                                   ARTICLE VI

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE VII

        The number of directors which shall constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.

                                  ARTICLE VIII

        The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE IX

        Meetings of stockholders may be held within or outside the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE X

        If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent. This provision shall supersede any provision to the contrary in the Bylaws of the Corporation.

                                   ARTICLE XI

        Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of 66-2/3% of the total number of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles VI through XII. Notice of any such proposed amendment, repeal or adoption, shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XII

        To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article XII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XII, shall eliminate or reduce the effect of this
Article XII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XII, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision.

                           CERTIFICATE OF AMENDMENT OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               SAGE-DELAWARE, INC.

        Sage-Delaware, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

        1. That the name of the Corporation is Sage-Delaware, Inc. The Corporation was originally incorporated under the same name and the Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 22, 1998. The Corporation filed a Restated Certificate of Incorporation with the Secretary of State of Delaware on May 10, 1999.

        2. That Article I, Section (A) of the Corporation's Restated Certificate of Incorporation be amended to read in full as follows:

        The name of this corporation is Sage, Inc. (the "Corporation").

        3. That the foregoing amendment of Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

        4. That the foregoing amendment of the Restated Certificate of Incorporation has been duly approved by the required vote of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporations Law.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed as of this 11th day of May, 1999.




                                       /s/ Chandrashekar M. Reddy
                                             Chandrashekar M. Reddy, President

                           CERTIFICATE OF AMENDMENT OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               SAGE-DELAWARE, INC.

        Sage, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

        1. That the name of the Corporation is Sage, Inc. The Corporation's original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 22, 1998. The Corporation filed a Restated Certificate of Incorporation with the Secretary of State of Delaware on May 10, 1999, filed a Certificate of Amendment on June 18, 1999 and filed a Certificate of Amendment on September 15, 1999.

        2. That Article IV, Section (C)(ii)(a), of the Corporation's Restated Certificate of Incorporation be amended to read in full as follows:

                The closing a firm commitment underwritten public offering of shares of the Common Stock solely for cash pursuant to an effective registration statement filed with the Securities and Exchange Commission (other than in a registration effected solely to implement any employee benefit plan) with aggregate gross proceeds to the Corporation of at least $7,500,000 and with a per share public offering price of at least $2.00 (subject to adjustment for stock splits, etc.); or

        3. That the foregoing amendment of Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

        4. That the foregoing amendment of the Restated Certificate of Incorporation has been duly approved by the required vote of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporations Law.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed as of this 14th day of September, 1999.

                                       /s/ Chandrashekar M. Reddy
                                             Chandrashekar M. Reddy, President


                                       2